EXHIBIT 99.1

Press Release

Albemarle enters into definitive agreement to sell
Chemetall Surface Treatment business to BASF for $3.2 Billion

CHARLOTTE, NC, June 17, 2016 -- Albemarle Corporation (NYSE: ALB), a leader in the global specialty chemicals industry, announced today that it has signed a definitive agreement to sell its Chemetall Surface Treatment business to BASF in a cash transaction valued at approximately $3.2 billion, representing an LTM EBITDA multiple of 15.3x as of March 31, 2016.

Commenting on the transaction, Albemarle’s President and CEO Luke Kissam said, “The sale of Chemetall reflects Albemarle’s continued commitment to maximizing shareholder value by investing in the future growth of our high priority businesses, reducing leverage and returning capital to shareholders. I would like to thank the Chemetall management team and employees for their exceptional performance and professionalism. For BASF, the purchase of Chemetall represents a unique opportunity to acquire an industry-leading surface treatment business with a proven track record of success.”

The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close by year end. The transaction value is subject, at closing, to reduction for certain underfunded and unfunded pension obligations and further adjustment for cash, indebtedness of the business, and variation, if any, of working capital versus a targeted amount.

BofA Merrill Lynch is acting as exclusive financial advisor to Albemarle and Shearman & Sterling LLP is acting as its legal advisor in connection with this transaction.

About Albemarle
Albemarle Corporation, headquartered in Charlotte, North Carolina, is a premier specialty chemicals company with leading positions in attractive end markets around the world. With a broad customer reach and diverse end markets, Albemarle develops, manufactures and markets technologically advanced and high value added products, including lithium and lithium compounds, bromine and bromine derivatives and catalysts used in a wide range of applications including consumer electronics, flame retardants, metal processing, plastics, contemporary and alternative transportation vehicles, refining, pharmaceuticals, agriculture, construction and custom chemistry services. Albemarle is focused on delivering differentiated, performance-based technologies that deliver innovative and sustainable solutions to its customers. The Company employs approximately 6,900 people and serves customers in approximately 100 countries.  Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings and other information regarding the Company, its businesses and the markets it serves.

About Chemetall
Chemetall was acquired by Albemarle as part of the acquisition of Rockwood Holdings in January 2015. The business operates under the Chemetall brand name and is a leading global supplier of applied surface treatments and services for metal, plastic and glass substrates in a wide range of industries and end markets. For the full calendar year of 2015, Chemetall generated $845 million of revenue and Adjusted EBITDA of $205 million and has approximately 2,500 employees in over 20 countries worldwide.

Forward-Looking Statements
Some of the information presented in this press release, including, without limitation, statements with respect to the proposed transaction between Albemarle and BASF and the anticipated consequences and benefits of the transaction, the targeted close date for the transaction, and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially include, without limitation, the receipt and timing of necessary regulatory approvals and the other factors detailed from time to time in the reports Albemarle files with the Securities and Exchange Commission, including those described in Albemarle’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this communication. Albemarle expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Albemarle’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.